Exhibit 10.5

NONCOMPETITION AND
CONFIDENTIALITY AGREEMENT

THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is made on this 8th day of August 2007, by and among Exhibit Merchandising LLC, an Ohio limited liability company (“EM”), Joseph B. Marsh (“Marsh”), Lee D. Marshall (“Marshall”), and John T. Norman (“Norman”) (collectively the “Restricted Parties or individually, a “Restricted Party”), on the one hand, and Tix Corporation, a Delaware corporation ("TIX"), on the other hand.

WHEREAS, EM has entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of August 6, 2007, by and between EM, the members of EM, and TIX;

WHEREAS, TIX uses Confidential Information (as defined herein) in connection with the operation of its business;

WHEREAS, EM intends to assign its Confidential Information to TIX pursuant to the terms of the Purchase Agreement;

WHEREAS, Marsh, Marshall and Norman (as trustee of the John T. Norman Trust) are members of EM or shareholders of one of the members and by reason thereof have obtained knowledge of the Confidential Information;

WHEREAS, TIX and the Restricted Parties recognize that the Restricted Parties have valuable knowledge and expertise with respect to the business of EM, and will have valuable knowledge and expertise with respect to the business of TIX, which, if used to compete against TIX, would have a material adverse effect on TIX;

WHEREAS, TIX desires to obtain a commitment from the Restricted Parties to refrain from competing with TIX and its Affiliates on the terms and conditions set forth in this Agreement;

WHEREAS, it is an inducement for, as well as a condition to, the consummation of the transactions contemplated in the Purchase Agreement that the Restricted Parties enter into this Agreement, and

WHEREAS, the Restricted Parties will receive substantial and valuable consideration upon the consummation of the transactions contemplated in the Purchase Agreement,

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and understandings contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein without being otherwise defined shall have the meanings assigned thereto in the Purchase Agreement.

“Competing Enterprise” shall mean any Person engaged in or proposing to engage in a business, enterprise or operation that is directly or indirectly engaged in product merchandise development and sales related to museum exhibits (“Business”), provided that a Person shall not be deemed to be a Competing Enterprise if the Restricted Party has no involvement whatsoever in overseeing, managing, working as an employee, consulting or otherwise providing assistance for or to the portion of such Person’s business that engages in the Business.

“Confidential Information” shall mean all proprietary information, trade secrets or know-how, including, but not limited to, research, product plans, business policies and practices, products and supplier information, customer lists and customers, markets, software, developments, inventions, business and marketing plans, finances or other nonpublic business information considered by TIX to be confidential whether or not in writing, whether or not created by a Restricted Party, and whether or not formally marked or identified as confidential. Confidential Information does not include any of the foregoing items which is independently developed by a Restricted Party other than through knowledge or use of the Confidential Information or has become publicly known and made generally available through no wrongful act of a Restricted Party or of others who a Restricted Party had reason to believe were under confidentiality obligations as to the item or items involved.

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) the fifth anniversary of the Closing Date, or (ii) the date on which TIX or its successor no longer operates the Business.

“Territory” shall mean the United States, including its territories and possessions, and specifically including all counties of California (Alameda, Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Fresno, Glenn, Humboldt, Imperial, Inyo, Kern, Kings, Lake, Lassen, Los Angeles, Madera, Marin, Mariposa, Mendocino, Merced, Modoc, Mono, Monterey, Napa, Nevada, Orange, Placer, Plumas, Riverside, Sacramento, San Benito, San Bernardino, San Diego, San Francisco, San Joaquin, San Luis Obispo, San Mateo, Santa Barbara, Santa Clara, Santa Cruz, Shasta, Sierra, Siskiyou, Solano, Sonoma, Stanislaus, Sutter, Tehama, Trinity, Tulare, Tuolumne, Ventura, Yolo, and Yuba).

2. Acknowledgements. The Restricted Parties acknowledge that:

(a) the agreements and covenants contained in this Agreement are essential to protect the value of TIX’s business, assets and goodwill;

(b) the Confidential Information could be used to the substantial advantage of a competitor of TIX and to TIX’s substantial detriment;

(c) the Restricted Parties are entitled to receive valuable consideration pursuant to the Purchase Agreement, a portion of which is being paid in consideration of the covenants and agreements of the Restricted Parties set forth in this Agreement;

(d) TIX would not have entered into and consummated the Purchase Agreement if the Restricted Parties had not entered into this Agreement,

(e) the terms of this Agreement are fair and reasonable and are reasonably required for the protection of the interests of TIX (including, without limitation, its business and goodwill) , and the interests of TIX’s stockholders, officers, directors, and employees;

(f) each of TIX and the Restricted Parties have consulted with legal counsel concerning this Agreement, and such counsel has reviewed this Agreement, or a Restricted Party has had the opportunity to consult with legal counsel concerning this Agreement and has elected not to do so; and

(g) the parties intend that the agreements and covenants contained in this Agreement be enforceable and that it would be grossly inequitable if a court or judicial tribunal were not to enforce such covenants and agreements to the fullest extent provided herein.

3. Noncompetition.

(a) During the Restricted Period, each of the Restricted Parties agrees that each Restricted Party shall not anywhere in the Territory, directly or indirectly, (i) own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner (including, but not limited to, holding the positions of stockholder (except as provided below)) with, any Competing Enterprise, (ii) provided that none of the foregoing restrictions shall preclude a Restricted Party from (A) being employed by a company that provides marketing, information technology, engineering, business consulting or other services to clientele that may include, among others, Competing Enterprises so long as such Restricted Party does not, during the Restricted Period, personally provide such services or otherwise have direct involvement with any client that is a Competing Enterprise or (B) participating in the ownership, management, operation or control of, or being connected with a subsidiary, division or other business unit of a Competing Enterprise if that subsidiary, division or other business unit does not directly or indirectly engage in the Business activities and such Restricted Party has no involvement whatsoever in overseeing, managing, working as an employee, consulting or otherwise providing assistance to any portion of the Competing Enterprise's other subsidiaries, divisions or other business units that do engage in such activities. Notwithstanding the foregoing this Agreement shall not restrict a Restricted Party or any Affiliate of a Restricted Party to enter into a contract to operate and supply the museum store at the Egyptian Museum in Cairo, or any other museum or location within the Arab Republic of Egypt.

(b) Section 3(a) shall not be deemed to prohibit the ownership by a Restricted Party, in the aggregate with any Restricted Party “affiliates” and “associates” (as each such term is defined in the rules promulgated under the Securities Act of 1933), of less than 5% of any class of securities listed on a national securities exchange or traded in the Nasdaq stock market of a Person engaged, directly or indirectly, in a Competing Enterprise (it being understood that, if any such interests in any Person are owned by an investment vehicle or other entity in which Restricted Party owns an equity interest (an “Investment Vehicle”), a portion of the interests in such Person owned by the Investment Vehicle shall be attributed to such Restricted Party, such portion to be determined by applying the percentage of the equity interest in the Investment Vehicle owned by such Restricted Party to the interests in such Person owned by such Investment Vehicle).

4. Nondisclosure of Confidential Information.

(a) Each Restricted Party agrees that, between the Closing Date and the end of the Restricted Period, such Restricted Party shall, hold in strictest confidence, and not use, except for the benefit of TIX or disclose to any Person (other than TIX or persons in a confidential relationship with it, such as legal or financial advisors) any Confidential Information. Notwithstanding the foregoing, if a Restricted Party is required by law or subpoena or similar process to disclose Confidential Information, such Restricted Party will (i) promptly notify TIX in writing of such required disclosure so TIX may seek a protective order or other appropriate remedy and (ii) use commercially reasonable efforts to preserve the confidentiality of Confidential Information, including by cooperating with TIX to obtain a protective order or other reasonable assurance that confidential treatment will be accorded Confidential Information. If a Restricted Party is legally compelled to disclose Confidential Information, such Restricted Party will disclose only that information which counsel deems reasonably necessary to comply with such legal requirement.

5. Remedies. Each Restricted Party agrees that any breach of the terms of this Agreement would result in irreparable injury and damage to TIX for which TIX would have no adequate remedy at law. Each Restricted Party therefore also agrees that in the event of any such breach or any threat of breach, in addition to any other remedies available, TIX shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by Restricted Party (including any and all Persons acting for or with such Restricted Party), without having to prove damages or post a bond or other security, and to recover all costs and expenses incurred by TIX, in addition to any other remedies to which TIX may be entitled at law or in equity. Each Restricted Party specifically recognizes and acknowledges that TIX or its Affiliates shall have the right to enforce the terms of this Agreement in its own name, with or without the other entities’ involvement. Should any party hereto, or any heir, personal representative, successor or assign of any party hereto, resort to legal proceedings in connection with this Agreement, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such legal proceedings from the non-prevailing party or parties. The terms of this Section 5 shall not prevent TIX from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Restricted Parties. Each Restricted Party further agrees that the provisions of the covenants set forth in this Agreement are reasonable and valid.

6. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid,

If to TIX, to:
Tix Corporation
12001 Ventura Place, Suite 340
Studio City, CA 91604
Attention: Mitch Francis
Tel: (818) 761-1002
Fax: (818) 761-1072

with a copy to:
Troy & Gould
1801 Century Park East, Suite 1600
Los Angeles, CA 90067
Attention: David Ficksman
Tel: (310) 789-1290
Fax: (310) 789-1490

If to EM, to:
Exhibit Merchandising LLC
10145 Phillip Parkway, Unit D
Streesboro, OH 44241
Attention: Lee D. Marshall
Tel: (330) 650-5570
Fax: (330) 650-5725

with a copy to:
Stassburger, McKenna Gutrich & Potter P.C.
Four Gateway Center
444 Liberty Avenue, Suite 2200
Pittsburgh, PA 15222
Attention: H. Yale Gutrich
Tel: (412) 281-5423
Fax: (412) 281-8264

and if to Marsh, Marshall or Norman, addressed to the applicable address set forth on the signature page of this Agreement, or at such other address for a party as shall be specified by like notice.

7. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of TIX, and its successors and assigns. This Agreement shall be binding upon the Restricted Parties. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by a Restricted Party, or such Party’s beneficiaries, distributees or legal representatives.

8. Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Restricted Parties, and TIX.

9. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, between them as to such subject matter.

10. Headings. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

11. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. If any of the covenants of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the applicable Restricted Party.

12. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument

13. Governing Law; Jurisdiction.

(a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws rules.

(b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and the United States of America located in Los Angeles in the State of California (the “California Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to his or its respective address set forth in Section 8 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Nothing herein shall in any way be deemed to limit the ability of any party hereto (i) to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law, (ii) to obtain jurisdiction over the other parties hereto in such other manner, as may be permitted by applicable law, or (c) to bring any action or proceeding for enforcement of a judgment entered by an California Court in any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in a California Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

TIX CORPORATION

By:
Name: Mitch Francis
Title: Chief Executive Officer

EXHIBIT MERCHANDISING LLC

By:
Name: Lee D. Marshall
Title: President

Joseph B. Marsh

Address:

Lee D. Marshall

Address:

John T. Norman

Address:

Signature Page to
Noncompetition, Confidentiality and Nonsolicitation Agreement